Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc., Announces: Initiatives To Assist Clients, Employees and Communities Affected By COVID-19; Changes to Annual Shareholder Meeting; Loan Concentration Data; Suspension of Share Repurchase Activity
Harrisburg, PA, (March 24, 2020) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”) and Wheatland Advisors, Inc., today announced steps it has taken to mitigate the impact of the COVID-19 virus outbreak on its customers, employees and communities.
“We care about the health and wellness of everyone associated with Orrstown Bank, including our clients, our employees, and our neighbors,” said Thomas R. Quinn, Jr., President and CEO of Orrstown. “While we recognize that there may be temporary inconveniences for everyone during this time, we feel it is important for us to do our part to help slow the spread of this virus, and work with our clients to help them during this difficult time. These necessary and important steps we have taken are designed to enhance the safety of our clients, employees, and communities while still providing the Orrstown Bank experience many enjoy.”
Orrstown has implemented the following steps in order to help mitigate the potential spread of this virus, and help our clients during this challenging time:
•Temporarily closed all branch lobbies for transaction purposes. Clients are still welcome to utilize any of the bank’s drive-up facilities, many of which now have extended hours. For a complete list of Orrstown Bank’s locations and hours, visit www.Orrstown.com.
•Encouraging clients to utilize the Bank’s online, mobile, and telephone banking services, as well as night drops and ATMs.
•Implemented a by-appointment only process, where we will meet with clients face-to-face for critical and essential needs that cannot be serviced remotely or via a drive-up, such as a loan settlement or safe deposit box access request.
•Waiving Orrstown fees on all foreign ATM transactions from March 18 through April 15, 2020.
•Waiving late fees on all loan payments for 60 days.
•Following federal guidance, we have designated loan experts available to work with clients to assist them during this challenging time.
•Activated a geographic diversification plan through which our key operational teams are divided and work from different locations.
•Implemented a work-from-home policy for employees whose primary responsibilities can be completed in this manner.
•Enhanced staffing levels at our Client Service Center to manage our increased call volume.
•Instituted additional preventative measures by providing guidance to all employees on hygiene and social distancing. We have also provided protective supplies, such as gloves and sanitizers, at all of our locations.
•Educating clients and consumers to explore programs like the U.S. Small Business Administration (SBA) Economic Injury Disaster Loan Program (EILP), which provides low-interest federal disaster loans for small businesses impacted by COVID-19.

Annual Meeting Changed to Virtual Meeting
Due to the COVID-19 outbreak, government officials and health experts are recommending the avoidance of large gatherings and social distancing to reduce the spread of the virus. Therefore, we are working diligently to ensure a safe shareholder meeting on April 28, 2020 at 9:00 AM and, in the near future, we expect to announce alternative methods of attendance, including a teleconferencing option. Please watch for an additional communication with further details in the coming weeks.  In the interim, we encourage shareholders to vote their shares either online or by phone as further described on the proxy ballot card, which is in the process of distribution.
Loan Concentration
In response to investor inquiries, we wanted to provide information to shareholders on our loan portfolio concentrations. We believe that our portfolio is well diversified across industries and geographies.
Below is a summary of select loan concentrations as a percentage of total loans and regulatory capital as of December 31, 2019:

Select Industry Exposures as of 12/31/2019

	As a Percentage of
Category	Total Loans	Total Capital
Office	9.0	60.6
Multifamily	6.5	43.8
Strip Centers / Retail	3.1	21.0
Hotels & Motels	2.6	17.2
Commercial Construction	2.5	17.0
Warehouses	2.4	16.0
Storage Units	1.6	10.5
Restaurants & Bars	1.4	9.4
Residential Construction	1.0	6.5
During the first quarter of 2020, Orrstown sold $21 million of acquired loans, including $10 million of classified loans and $11 million of recreational vehicle loans. The decision to sell these loans was made prior to the recent market turmoil as part of Orrstown’s continued commitment to prudently manage risk. The Company will record a gain on these sales in its first quarter financial statements.
Stock Buyback Program
Given the expected adverse impact of the virus on the economy, we have suspended our common stock buyback program to preserve capital and to provide liquidity and support to our communities. In the first quarter of 2020, we have purchased 71,955 common shares at a weighted average cost of $16.27 per share.

Investor Relations Contact:	Media Contact:
Matthew C. Schultheis, CFA	Luke Bernstein
Director, Strategic Planning and Investor Relations	Corporate Communications Officer
Phone (717) 510-7127	Phone (717) 510-7107

About Orrstown
With almost $2.4 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiaries, Orrstown Bank and Wheatland Advisors, Inc., provide a wide range of consumer and business financial services through banking and financial advisory offices in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com. For more information about Wheatland Advisors, Inc., visit www.wheatlandadvisors.com.

Cautionary Note Regarding Forward-looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will be able to effectively mitigate against the adverse financial impact of the COVID-19 pandemic; to continue to successfully execute on our strategic growth plan into Dauphin, Lancaster, York and Berks counties, Pennsylvania, and the greater Baltimore market in Maryland, with newer markets continuing to be receptive to our community banking model; to take advantage of market disruption; and to experience sustained growth in loans and deposits or maintain the momentum experienced to date from these actions. Factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: the ineffectiveness of government efforts to mitigate against the adverse financial impact of the COVID-19 pandemic on local economies in which our clients are located and the U.S. economy as a whole; ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatilities in the securities markets; deteriorating economic conditions; expenses associated with pending litigation and legal proceedings; and other risks and uncertainties, including those set forth under the heading "Risk Factors" in the Company's 2019 Annual Report on Form 10-K and subsequent filings. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materialize, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.
Source: Orrstown Financial Services, Inc.